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                                                                   EXHIBIT 10.40
                               [SABAN LETTERHEAD]


As of January 1, 1995

DUVEEN TRADING LTD.
c/o The Directors
24 Union Street
St. Helier
Jersey
Channel Islands


Gentlemen:

This letter when fully signed shall constitute an agreement between Duveen Trading Ltd. ("Distributor"), and Saban International N.V. ("Owner").

1. (a) Owner hereby appoints Distributor, and Distributor hereby accepts such appointment, as Owner's sole and exclusive distributor in the "Territory", as hereinafter defined, of "Photoplays", as hereinafter defined, for which and to the extent Owner owns or controls exploitation rights in the Territory during the "Term" hereof, as hereinafter defined.

     (b) "Photoplays" means all of Owner's television and motion picture programming in which Owner has, or during the Term acquires, any exploitation rights in the Territory, including, without limitation, all of Owner's audiovisual and merchandising rights therein; provided, however, that nothing in this agreement shall be deemed to transfer to Distributor any ownership in any Photoplays or in the copyrights or trademarks therein. From time to time during the Term, Owner shall provide Distributor with a list of newly-produced and newly-acquired Photoplays and the exploitation rights available therein for exercise in the Territory.

     (c) Owner shall have the right to approve all marketing and promotional materials, including artwork, formulated by Distributor or any third party for the Photoplays. Distributor shall provide Owner, not less frequently than each calendar quarter, with copies of Distributor's exploitation agreements with third parties for the Photoplays.

     (d) Distributors shall not use any sub-agent without the prior written approval of Owner, which Owner may give or withhold in its sole discretion.

2.   The Territory is Israel, including the West Bank and Gaza.
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3.   The Term commences on January 1, 1995, and ends on December 31, 1997, subject to extension pursuant to paragraph 4 hereof. After the expiration of the Term, Distributor's obligations and agreements under this Agreement shall continue with respect to all exhibition agreements entered into hereunder during the Term.

4. Owner shall have the right to extend the Term through December 31, 2000, by giving Distributor written notice thereof not later than October 31, 1997.

5. (a) In consideration of the grant of distribution rights in Owner's Photoplays herein during the initial three (3) year Term, Distributor shall pay Owner the sum of Five Hundred Thousand United States Dollars (US$. 500,000), payable in full when this letter agreement is fully signed.

     (b) If Owner exercises its option to extend the Term for an additional three (3) years, in consideration of the grant of distribution rights in Owner's Photoplays during such extended Term, Distributor shall pay Owner the sum of Five Hundred Fifty Thousand United States Dollars (US$. 550,000), payable in full on or before January 1, 1998.

6. Distributor shall bear all costs of every kind and nature in connection with Distributor's exercise of the distribution rights granted herein.

7. Upon expiration of this Agreement, all print, preprint, sales, and publicity material supplied by Owner to Distributor shall be returned to Owner or Owner's designee in the same condition as received by Distributors, ordinary wear and tear excepted.

8. All transportation and shipping costs incurred in sending Photoplays to Distributor will be paid by Owner unless pursuant to any exhibition agreement which provides for materials to be accepted by the lessee thereof on a collect basis. All transportation and shipping costs incurred in returning Photoplays to Owner will be paid by Distributor unless pursuant to any exhibition agreement which provides for materials to be returned at the lessee's cost.

9. Distributor warrants and represents that Distributor shall not solicit, offer, or enter into agreement exploiting any rights in any of the Photoplays outside the Territory or after the Term, and Distributor shall hold Owner harmless from and against all losses, costs, and damages of every kind arising from Distributor's breach of this provision or any other provision of this letter agreement.

10. Owner warrants and represents that it owns or controls, or with respect to Photoplays produced or acquired during the Term, shall own or control, all exploitation rights in each Photoplay as to which Owner gives Distributor notice, and that no such Photoplay will infringe the legally redressable rights of any third party in the Territory, and Owner shall hold Distributor harmless from and against all losses, costs, and damages of every kind arising from Owner's breach of this provision or any other provision of this letter agreement.

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11.  Distributor shall take all necessary steps and pay any and all fees necessary or required to protect the Photoplays and the materials by copyright in the Territory. If Owner requests, Distributor shall obtain a copyright for the Photoplays in the Territory in such name as Owner shall designate but in no other name. If, with or without Owner's permission, such copyrights are obtained in Distributor's name, Distributor shall hold such copyright in trust for the benefit of Owner, or such other party as Owner designates, and, upon expiration of the Term or upon Owner's demand, if sooner, all rights in and to such copyright shall be conveyed without delay to Owner or its designee, as the case may be. Distributor shall promptly notify Owner in writing of any infringement in the Territory of the copyright or of the trademarks used in connection with the Photoplays and, subject to Owner's direction, shall take any and all actions in the name of Owner, Distributor, or any other parties designated by Owner, to prevent and restrain any such infringement. Owner or a party designated by Owner shall own the copyright throughout the universe for all elements added to the Photoplays by Distributor or any lessees, including, without limitation, foreign language or subtitle elements, and adaptations. Notwithstanding anything to the contrary set forth herein, neither Distributor nor any of its lessees of the Photoplays shall remove or replace any music embodied in the soundtrack of any Photoplay.

12. In the event of any breach by Owner of this Agreement, Distributor shall be limited to its remedy at law for damages, if any, and Distributor shall not have the right to terminate or rescind this Agreement or to in any way enjoin, restrain, or otherwise interfere with the production, distribution, advertising, or exploitation of the Photoplays, whether by Owner or any of Owner's assigns or designees.

13. This letter agreement shall be governed by and construed in accordance with the laws of the Netherlands Antilles applicable to contracts entered into and entirely performed therein, and courts located in the Netherlands Antilles shall have sole and exclusive jurisdiction over resolution of any dispute arising under this letter agreement. The terms set forth in this letter agreement constitute the entire understanding between the parties hereto with respect to the subject matter hereof, and no waiver or modification of the terms shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Distributor may not assign any rights granted by Owner herein. All other terms shall be in accordance with Owner's standard terms for agreements of this nature, subject only to such changes as are agreed to in writing following good faith negotiation.

The parties hereto acknowledge and agree to the terms and conditions set forth above.

AGREED TO AND ACCEPTED:

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
DUVEEN TRADING LTD.                             SABAN INTERNATIONAL N.V.

/s/ Signed - Illegible Signature                  /s/ R.A. de Meza
--------------------------------                ------------------
By                                              By   R.A. de MEZA
Its Director                                    Its Managing Director
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